UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 29, 1999

                          VALLEY FINANCIAL CORPORATION

    VIRGINIA                       33-77568                       54-1702380
(State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                          Identification Number)

                             36 Church Avenue, S.W.
                             Roanoke, Virginia 24011

                     (Address of principal executive offices)

                                  (540) 342-2265

                 (Issuer's telephone number, including area code)



Item 5. Other Events.

      Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank, announced on July 22, 1999 its financial results for the period ended June 30, 1999. The financial results are detailed in the Company's Press Release dated July 22, 1999 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

      The Company's common stock is traded over the counter under the symbol
VYFC.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VALLEY FINANCIAL CORPORATION



Date:Date:  July 29, 1999                  /s/ A. Wayne Lewis
                                                -------------------
                                          A. Wayne Lewis, Executive Vice
                                                  President



                                                            EXHIBIT A

FOR RELEASE 6:00 p.m. July 22, 1999
-----------------------------------

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia  24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265


           VALLEY FINANCIAL CORPORATION QUARTERLY EARNINGS INCREASE 64%

ROANOKE, VIRGINIA. July 22, 1999 -- Roanoke-based Valley Financial Corporation announced today its consolidated financial results.

For the three months ended June 30, 1999 Valley Financial reported net income of $213,000 or $.22 per share compared with $130,000 or $.13 per share for the same three months of 1998, a 64% increase. The Company's return on average total assets was 0.73% for 1999's second quarter, and its return on average shareholders' equity was 9.18%. These profitability ratios represent significant increases from the 0.60% and 6.16%, respectively, reported for the three months ended June 30, 1998.

For the six months ended June 30, 1999 Valley Financial reported net income of $414,000 or $.43 per share compared with $260,000 or $.27 per share for the first half of 1998, a 59% increase. The Company's return on average total assets was 0.74% for 1999's first half and its return on average shareholders' equity was 9.07%, compared with 0.64% and 6.26%, respectively, reported for the six months ended June 30, 1998.

At June 30, 1999 the Company's total assets were $122,595,000, total deposits were $98,176,000, total loans stood at $83,684,000 and total shareholders' equity was $8,861,000. Compared with June 30, 1998 the Company experienced increases of $32,209,000 or 36% in total assets, $25,623,000 or 35% in total deposits and $22,942,000 or 38% in total loans over the twelve-month period. With total capital at June 30, 1999 representing 11% of risk-adjusted total assets, the Company exceeds the regulatory minimums to be considered "well capitalized."

"We are pleased with the bank's continued financial progress," said Ellis L. Gutshall, President and Chief Executive Officer. "Growth in assets and market share continues to be strong, and we were able to staff up for and open a major new facility in downtown Salem without significant disruption to our profitability trends."

Valley Financial Corporation is the holding company for Valley Bank, which opened for business May 15, 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank operates from four full-service offices at 36 Church Avenue, SW and 2203 Crystal Spring Avenue, SW in Roanoke City, 4467 Starkey Road, SW in Roanoke County and 8 East Main Street in the City of Salem.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers.